EXHIBIT 10.6.2
FIRST AMENDMENT TO AMENDED AND RESTATED
COINSURANCE AND ASSUMPTION AGREEMENT

    This FIRST AMENDMENT TO AMENDED AND RESTATED COINSURANCE AND ASSUMPTION AGREEMENT (this “Amendment”), effective as of September 1, 2020 (the “Amendment Effective Date”), is made by and between ATHENE LIFE INSURANCE COMPANY OF NEW YORK, an insurance company organized under the laws of the State of New York (the “Company”), and FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY, an insurance company organized under the laws of the State of Massachusetts (the “Reinsurer”).

WITNESSETH:

WHEREAS, the Company and the Reinsurer are parties to that certain Amended and Restated Coinsurance and Assumption Agreement, dated as of July 31, 2015 (the “Reinsurance Agreement”);

WHEREAS, the Company and the Reinsurer desire to amend the Reinsurance Agreement as provided herein; and

WHEREAS, pursuant to Section 15.13 of the Reinsurance Agreement, the Reinsurance Agreement may be amended by a written instrument duly executed by the proper officers of both parties to the Reinsurance Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Company and the Reinsurer hereby agree as follows:

1.    Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Reinsurance Agreement.

2.    Amendment. On and after the Amendment Effective Date, the Reinsurance Agreement is hereby amended and modified as follows:

(a)    Section 1.1 of the Reinsurance Agreement is hereby amended by deleting the definition of “Portfolio Yield” in Section 1.1 therefrom;

(b)    Section 2.13 of the Reinsurance Agreement is hereby amended and replaced in its entirety with “Reserved”; and

(c)    Annex G of the Reinsurance Agreement is hereby amended and replaced in its entirety with the form attached hereto as Exhibit A.

3.     Miscellaneous.

(a)    Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Reinsurance Agreement shall remain in full force and effect in accordance with their respective terms and are hereby ratified or confirmed. This Amendment shall not constitute an amendment or waiver of any provision of the Reinsurance Agreement except as expressly set forth herein. Upon the execution and delivery hereof, the Reinsurance Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Reinsurance Agreement, and this Amendment and the Reinsurance Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Reinsurance Agreement. As used in the Reinsurance Agreement, the terms “this Agreement,” “herein,” “hereinafter,” “hereto,” and words of similar import shall mean and refer to, from and after the Amendment Effective Date, unless the context requires otherwise, the Reinsurance Agreement as amended by this Amendment.

(b)     Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an electronic copy of an executed counterpart of a signature page to this Amendment by email or facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the Amendment Effective Date.

ATHENE LIFE INSURANCE COMPANY OF NEW YORK
By:        /s/ Blaine T. Doerrfeld

Title:        SVP & Senior Counsel, Secretary

Date:        August 27, 2020

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
By:        /s/ Jonathan Hecht

Title:        Managing Director

Date:        August 27, 2020
Signature Page to First Amendment to Non-NLG Reinsurance Agreement

Exhibit A

Annex G

Post-Amendment Date Net Settlement

[See Attached]
SCH-IV-2

NY Non-NLG
Monthly Accounting Report
For the Monthly Accounting Period ending on: MM/DD/YYYY

Section 1: Policy cash flows to/(from) Reinsurer (gross)

First Year Premium (net of returns and refunds of premiums)
Renewal Premium (net of returns and refunds of premiums, including dividends) Premium on Supplemental Contracts w/ life (net of returns and refunds of premiums) Premium on Supplemental Contracts w/o life (net of returns and refunds of premiums)

A	TOTAL Reinsurance Premiums
Full / Partial Surrenders, net of surrender charges
Death Claims
Benefit Payments Supplemental Contracts w/ life (after 2 year exclusion period)
Benefit Payments Supplemental Contracts w/o life (after 2 year exclusion period)
Dividend Expense
Matured Endowments
Waiver of Premium
B	TOTAL Claims
Dividend Accumulations Change in Liability
Dividend Accumulations Interest Credited
Dividend Accumulations (Withdrawals)/Deposits
Premium Deposit Funds Change in Liability
Premium Deposit Funds Interest Credited
Premium Deposit Funds (Withdrawals)/Deposits
C	TOTAL Dividend Accumulations and Premium Deposit Funds
Premiums paid/received on third party reinsurance
Less: Claims (received)/paid on third party reinsurance
Less: Commissions / expense allowances on third party reinsurance
Other Benefits paid/received on third party reinsurance
D	Net third party reinsurance
E	Policy Loans
Policy Loans Change in Asset
Policy Loans Interest Income
Policy Loans (Issued)/Principal Repayments

Section 2: Policy cash flows due to/(owed from) Reinsurer

F    Net Policy Cash Flows (A - B + C + D - E)
x Quota Share    100%
G    Reinsurer Share of Net Policy Cash Flows

H    Net Settlement Amounts paid to/(by) Reinsurer during Period

MM/DD/YYYY    __________________
_________

I    Policy Cash Flows due to/(from) Reinsurer (G - H)    $    ___________________

Section 3: Policy Expenses owed from Reinsurer     Premiums Received
x 18%         180%

Premium Tax Allowance due (from) Reinsurer: − Premium Tax Allowance Prior Year True up due to/(from) Reinsurer Guaranty Fund Assessments due (from) Reinsurer GSAM Management Fees
J	Monthly Expenses due to/(from) Reinsurer

Section 4: Monthly Net Settlement Amount owed to/(from) Reinsurer

K Policy Cash Flows / Policy Expenses Settlement Amount (I + J)

Miscellaneous

a	First Year Commissions
b	Renewal Commissions
c	Agent Loan Payments, Net of Interest and Issuances
d	Agent Debt
e	Agent Advances
L    Total Miscellaneous

M    Monthly Net Settlement Amount due to/(from) Reinsurer (K + L)

Section 5: Net Settlement Amount due to/(from) Reinsurer

N    Hedge proceeds less hedge costs1

O    Direct Payments made by/(received by) Reinsurer
XX/XX/XXXX
________________

P    Change in EI hedge balance (ending - beginning)

Q    Net Settlement due to/(from) Reinsurer (M + N + O + P)
    $     ______________

R    Receivables / Payables on third party reinsurance ceded at inception due to / (from) reinsurer

S    Net settlement due to / (from) after third party reinsurance receiveble / payable
$ _____________

____________________________________________
1 Hedge settlements in “N” and “P” are no longer applicable following the Hedge Termination Date (as defined in the Amended and Restated Coinsurance and Assumption Agreement).